Exhibit 99.1

Luna Innovations Incorporated Reports Second Quarter 2016 Financial Results
Revenues grew $4.6 million for the second quarter of 2016 above the $10.0 million reported for second quarter of 2015. Net loss also improved by $1.4 million during the second quarter of 2016 compared to the second quarter of 2015.

(ROANOKE, VA, August 9, 2016) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the three and six months ended June 30, 2016.

Following Luna's merger with Advanced Photonix, Inc. ("API") in May 2015, for the three months ended June 30, 2016, revenues increased by $4.6 million, net loss improved by $1.4 million, and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") decreased by $0.1 million, compared to the three months ended June 30, 2015. A reconciliation of net loss to Adjusted EBITDA can be found in the schedules included in this release.
“We are pleased with the inter-divisional interactions and financial results from the API merger. This quarter we had strong growth in the sales of our high speed optical receivers and our distributed fiber optic sensing test systems," said My Chung, president and chief executive officer of Luna. "The second quarter continued to deliver strong demand for our 100G optical receivers for the long haul data transmission market, 2.5G avalanche photodiodes for the fiber to the premise market and increasing adoption of our ODiSI systems for the measurement of strain in composite materials. We continue to believe that our focus on these strategic initiatives will provide significant growth opportunities for us, providing enhanced value to our customers and to our stockholders."
Second Quarter Financial Summary

Total revenues for the three months ended June 30, 2016, were $14.6 million compared to $10.0 million for the three months ended June 30, 2015. This reflects an 18% increase over the combined revenues of $12.4 million for Luna and API for the second quarter of 2015. Product and licensing revenues grew to $10.5 million for the three months ended June 30, 2016, compared to $6.3 million for the three months ended June 30, 2015. Products and licensing revenues grew 22% compared to the combined products and licensing revenues of $8.6 million for Luna and API combined for the second quarter of 2015. Technology development revenues were $4.1 million for the three months ended June 30, 2016, compared to $3.7 million for the three months ended June 30, 2015. Technology development revenues grew 5% compared to the combined technology development revenues of $3.9 million for Luna and API for the three months ended June 30, 2015.
Gross profit increased to $5.2 million, or 35% of total revenues, for the three months ended June 30, 2016, compared to gross profit of $4.2 million, or 42% of total revenues, for the three months ended June 30, 2015. The decrease in the gross margin percentage in the second quarter of 2016 resulted from a greater proportion of revenues being generated from the sales of high speed optical receiver ("HSOR") products, which typically have a lower gross margin percentage than the test & measurement products of Luna's historical business.
Selling, general and administrative expenses were $4.6 million for the three months ended June 30, 2016, compared to $5.5 million for the three months ended June 30, 2015. Selling, general and administrative expenses for the three months ended June 30, 2016 included $0.5 million of amortization of intangible assets recognized from the merger with API. Selling, general and administrative expenses for the three months ended June 30, 2015 included $1.7 million in non-recurring merger-related expenses.
Research, development and engineering expenses increased to $1.2 million for the second quarter of 2016 compared to $0.8 million for the second quarter of 2015. The operations of API were not included in our research, development and engineering expenses prior to the closing of our merger on May 8, 2015, resulting in this increase in research development and engineering expense.
Operating loss improved to $(0.7) million for the three months ended June 30, 2016, compared to an operating loss of $(2.1) million for the three months ended June 30, 2015. Net loss attributable to common stockholders improved to $(0.8) million for the three months ended June 30, 2016, compared to a net loss attributable to common stockholders of $(2.2) million for the three months ended June 30, 2015. Adjusted EBITDA decreased to $0.4 million for the three months ended June 30, 2016 compared to $0.6 million for the three months ended June 30, 2015.

Year to Date Financial Summary
For the six months ended June 30, 2016, total revenues were $28.6 million compared to $15.4 million for the six months ended June 30, 2015. Total revenues of $28.6 million for the six months ended June 30, 2016 reflect an increase of 18% compared to total combined revenues of $24.2 million for Luna and API for the six months ended June 30, 2015.
Gross profit increased to $10.0 million, or 35% of total revenues, for the six months ended June 30, 2016 compared to $6.5 million, or 42% of total revenues, for the first six months of 2015. The decline in the gross margin percentage is attributable to a greater proportion of revenues being generated from the sales of HSOR products, which typically carry a lower gross margin than the test & measurement products of Luna's historical business.
Selling, general and administrative expenses decreased to $9.2 million for the six months ended June 30, 2016 compared to $10.1 million for the six months ended June 30, 2015. Selling, general and administrative expenses for the first six months of 2015 included $3.6 million of non-recurring merger-related expenses. Research, development and engineering expenses were $2.8 million for the six months ended June 30, 2016 compared to $1.1 million for the first six months of 2015. The operations of API were not included in our research, development, and engineering expenses prior to the closing of our merger on May 8, 2015, resulting in this increase in research, development and engineering expense.
Net loss attributable to common stockholders was $(2.3) million for the six months ended June 30, 2016 compared to net income attributable to common stockholders of $(4.8) million for the six months ended June 30, 2015. Adjusted EBITDA improved to $0.3 million for the six months ended June 30, 2016 compared to $0.2 million for the six months ended June 30, 2015.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course, including expenses incurred in connection with Luna's merger with API. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results for the three and six months ended June 30, 2016 and recent business developments. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 60786823. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) develops high speed optics and high performance fiber optic test products that provide unique capabilities for the aerospace, automotive, energy, defense, and telecommunications industries. Luna develops, manufactures and markets high definition fiber optic sensing products and fiber optic test and measurement instrumentation, and packages optoelectronic semiconductors into HSOR products, custom optoelectronic subsystems (Optoelectronics products) and Terahertz (THz) instrumentation. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding Luna’s future financial performance, continuing synergies following the merger with API, and potential growth opportunities. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, integration or other operational issues related to the merger, technological challenges and those risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenues:
Technology development	$4,137,382	$3,728,271	$7,860,644	$6,603,786
Products and licensing	10,509,522	6,297,475	20,773,273	8,761,062
Total revenues	14,646,904	10,025,746	28,633,917	15,364,848
Cost of revenues:
Technology development	3,181,447	2,576,145	6,061,282	4,659,769
Products and licensing	6,294,607	3,252,627	12,558,180	4,219,317
Total cost of revenues	9,476,054	5,828,772	18,619,462	8,879,086
Gross profit	5,170,850	4,196,974	10,014,455	6,485,762
Operating expense:
Selling, general and administrative	4,581,776	5,518,656	9,227,060	10,087,609
Research, development and engineering	1,240,655	801,221	2,791,146	1,136,111
Total operating expense	5,822,431	6,319,877	12,018,206	11,223,720
Operating loss	(651,581)	(2,122,903)	(2,003,751)	(4,737,958)
Other income (expense):
Other (expense) income, net	(39,489)	4,264	(35,545)	4,109
Interest expense	(78,906)	(49,966)	(165,079)	(59,103)
Total other expense	(118,395)	(45,702)	(200,624)	(54,994)
Loss before income taxes	(769,976)	(2,168,605)	(2,204,375)	(4,792,952)
Income tax expense	1,000	—	26,175	2,808
Net loss	(770,976)	(2,168,605)	(2,230,550)	(4,795,760)
Preferred stock dividend	24,580	20,021	45,790	46,581
Net loss attributable to common stockholders	$(795,556)	$(2,188,626)	$(2,276,340)	$(4,842,341)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.03)	$(0.10)	$(0.08)	$(0.26)
Weighted average common shares and common equivalent shares outstanding:
Basic and diluted	27,557,960	21,997,768	27,517,792	18,577,006

Luna Innovations Incorporated
Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,807,799	$17,464,040
Accounts receivable, net	11,151,791	11,034,557
Inventory	8,389,095	8,863,167
Prepaid expenses and other current assets	1,694,810	1,388,439
Total current assets	35,043,495	38,750,203
Property and equipment, net	7,362,464	6,614,238
Intangible assets, net	9,490,702	10,404,312
Goodwill	2,348,331	2,274,112
Other assets	88,948	88,948
Total assets	$54,333,940	$58,131,813
Liabilities and stockholders’ equity
Liabilities:
Current Liabilities:
Current portion of long-term debt obligations	$1,833,333	$1,833,333
Current portion of capital lease obligations	50,335	31,459
Accounts payable	3,889,383	4,054,425
Accrued liabilities	7,524,569	8,304,686
Deferred revenue	1,027,929	1,109,759
Total current liabilities	14,325,549	15,333,662
Long-term deferred rent	1,481,824	1,564,229
Long-term debt obligations	3,375,000	4,291,667
Long-term capital lease obligations	141,457	35,237
Total liabilities	19,323,830	21,224,795
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 27,988,103 and 27,644,832 shares issued, 27,692,776 and 27,477,181 shares outstanding at June 30, 2016 and December 31, 2015	28,241	28,178
Treasury stock at cost, 300,327 and 167,652 shares at June 30, 2016 and December 31, 2015	(341,320)	(184,934)
Additional paid-in capital	81,997,662	81,461,907
Accumulated deficit	(46,675,795)	(44,399,455)
Total stockholders’ equity	35,010,110	36,907,018
Total liabilities and stockholders’ equity	$54,333,940	$58,131,813

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2016	2015
	(unaudited)
Cash flows used in operating activities
Net loss	$(2,230,550)	$(4,795,760)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,861,603	824,251
Share-based compensation	465,028	571,439
Bad debt expense	50,515	10,375
Change in assets and liabilities
Accounts receivable	(167,749)	(335,811)
Inventory	474,072	(1,345,687)
Other current assets	(306,371)	(358,794)
Accounts payable and accrued expenses	(1,076,784)	(1,271,686)
Deferred revenue	(81,830)	(154,189)
Net cash used in operating activities	(1,012,066)	(6,855,862)
Cash flows (used in) provided by investing activities
Acquisition of property and equipment	(1,294,775)	(50,175)
Intangible property costs	(244,198)	(123,578)
Cash acquired in business combination	—	374,517
Net cash (used in) provided by investing activities	(1,538,973)	200,764
Cash flows (used in) provided by financing activities
Payments on capital lease obligations	(32,149)	(36,406)
Payments of debt obligations	(916,667)	(5,962,355)
Repurchase of common stock	(156,386)	(33,113)
Proceeds from term loan	—	6,000,000
Proceeds from the exercise of options	—	82,516
Net cash (used in) provided by financing activities	(1,105,202)	50,642
Net decrease in cash or cash equivalents	(3,656,241)	(6,604,456)
Cash and cash equivalents-beginning of period	17,464,040	14,116,969
Cash and cash equivalents-end of period	$13,807,799	$7,512,513

Luna Innovations Incorporated
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net loss	$(770,976)	$(2,168,605)	$(2,230,550)	$(4,795,760)
Interest expense	78,906	49,966	165,079	59,103
Tax expense	1,000	—	26,175	2,808
Depreciation and amortization	921,804	659,170	1,861,603	824,251
EBITDA	230,734	(1,459,469)	(177,693)	(3,909,598)
Share-based compensation	206,225	300,362	465,028	571,439
Non-recurring merger-related charges	—	1,740,286	—	3,541,502
Adjusted EBITDA	$436,959	$581,179	$287,335	$203,343
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com